UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2005

SPESCOM SOFTWARE INC.

(Exact name of registrant as specified in its charter)

California	0-15935	95-3634089
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

10052 Mesa Ridge Court, Suite 100 San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (858) 625-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03                                             Material Modification to Rights of Security Holders.

On August 30, 2005, the Board of Directors of Spescom Software Inc. (the “Company”) agreed to extend for one year the expiration date of certain warrants and increase the exercise price from $.20 per share to $.30 per share.  The warrants to purchase 917,502 shares of common stock at an exercise price of $.20 per share were due to expire on August 31, 2005. The Board of Directors believe it is in the best interest of the Company to extend the expiration date of the warrants to August 31, 2006 and to increase the exercise price to encourage the warrant holders to continue to support the Company and to potentially provide additional working capital through the exercise of such warrants.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 30, 2005, the Board of Directors of the Company appointed Keith Stentiford, age 54, as a Director of the Company.  The Directors of the Company are annually elected by the shareholders and hold office until their successors have been elected and qualified.  Mr. Stentiford is currently the interim Chief Executive Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 6, 2005

SPESCOM SOFTWARE INC.

By:	/s/ John W. Low
John W. Low
Chief Financial Officer